UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2011

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") was enacted. Section 1503(b)(1) of the Dodd-Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an "Order") under section 107(a) of the Federal Mine Safety and Health Act of 1977 issued by the Mine Safety and Health Administration ("MSHA").

On June 30, 2011, Oak Grove Resources, LLC (the "Company"), a wholly-owned subsidiary of Cliffs Natural Resources Inc., received an Order due to elevated methane and decreased oxygen levels at a specific location in the Company's Oak Grove Mine. All non essential personnel were removed from the affected area. MSHA terminated the Order on July 5, 2011 and production resumed later that day.

The conditions cited in the Order referred to above did not result in an accident or injury and are not expected to have a material adverse impact on the Company's operations at the mine.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

July 7, 2011	By:	/s/ P. Kelly Tompkins

Name: P. Kelly Tompkins
Title: EVP, Legal, Government Affairs and Sustainability and Chief Legal Officer